UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 11, 2012

PAY MOBILE INC.
(Exact name of registrant as specified in its charter)

Nevada	0-11596	95-3506403
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

7695 S.W. 104th Street, Suite 210 Miami, FL 33156
(Address of principal executive offices)

(305) 663-7140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On June 11, 2012 the Company entered into a Rescission Agreement whereby the Company rescinded the previous Agreement for the exchange of common stock dated March 24, 2001 with Pay Mobile, Inc., a Delaware corporation (“PMD”).  That transaction was fully reported in the Company’s 8-K dated March 30, 2011.  As a result of the transaction, the Company cancelled all the shares which were previously issued to the shareholders of PMD in that transaction and an additional 5,550,000 shares which were issued to private investors.  The issuance of these shares was an exempt transaction pursuant to Section 4(3) of the Securities Act of 1933 as amended.  As a result of this the Company reverted back to the pre-acquisition status.  In conjunction therewith the Company re-issued the previously cancelled 50,000,000 shares of common stock which were owned by previous management but were assigned to Irma Colón-Alonso.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 8, 2012, Irma N. Colón-Alonso was appointed an additional director of our Company and was also appointed President, Secretary and Chief Financial Officer.

Effective June 12, 2012 Gino Porco and Peter Strang resigned as officers and directors of our Company.  Mr. Porco’s and Mr. Strang’s resignations were not the result of any disagreements with our Company regarding our operations, policies, practices or otherwise.

Irma N. Colón-Alonso is a sole member of the Company’s Board of Directors and the Company’s Chief Executive Officer/President and Chief Financial Officer. From March 2011 to the present, Ms. Colón-Alonso has been  a director and secretary for Mokita, Inc., a company whose common stock is traded on the OTCQB with a trading symbol of  MKIT.   During the past seven years, Ms. Colón-Alonso has gained significant administrative, financial and legal experience as a Legal Assistant and Office Manager  where she has been responsible for managing the firm’s billing and business accounts, supervising personnel and providing legal services to the firm. Further, she developed extensive business and marketing knowledge while working as an Account Executive for Transworld Systems, where she helped generate new clients, market the company’s services, and participate in sales transactions. Additionally, she has achieved over five years of broad management experience working for MetDisability as a Disability Claims Manager and Oglethorpe University as a Territory Manager. Ms. Colón-Alonso was appointed as sole officer and director of the Company due to her strong business education and many years of experience in marketing and finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pay Mobile, Inc.
(Registrant)

By:	/s/ Irma Colón-Alonso
Irma Colón-Alonso, President

Dated: June 12, 2012